EXHIBIT 10.7


                      TAX INDEMNITY AGREEMENT
                      -----------------------

            AMENDED AND RESTATED TAX INDEMNITY AGREEMENT
  ("Agreement") dated as of December 3, 1993, by and between PATHMARK STORES, INC., a Delaware corporation ("Pathmark") and
  PLAINBRIDGE, INC. a Delaware corporation ("Plainbridge").

                        W I T N E S S E T H:
                        - - - - - - - - - -

            WHEREAS, Pathmark and Plainbridge have determined to amend certain provisions of the Tax Indemnity Agreement dated as of October 26, 1993 between them, and have further determined to restate such Agreement to reflect such amendments;

            WHEREAS, Pathmark and Plainbridge have entered into a Distribution and Transfer Agreement, dated as of October 26, 1993 pursuant to which Pathmark on October 26, 1993 distributed to its sole shareholder all the outstanding shares of the common stock, par value $.01 per share, of Plainbridge, (the "Distribution");

            WHEREAS, it is intended that, for federal income tax purposes, the Distribution shall qualify as a tax-free distribution under provisions of Section 355 of the United
  States Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, SMG-II HOLDINGS CORPORATION, a Delaware
  Corporation, is the common parent of a consolidated group (the
  "SMG-II Group"), within the meaning of Section 1.1502-1(h) of the United States Treasury Regulations, which includes
  Pathmark and Plainbridge; and

            WHEREAS, Pathmark and Plainbridge have determined that it is appropriate and desirable to set forth their agreement with respect to certain liabilities that may be asserted in respect of the tax consequences of the Distribution;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth
  Pathmark and Plainbridge hereby agree as follows:

            SECTION 1.  Indemnified Taxes.  Plainbridge shall
                        -----------------
  indemnify Pathmark and all other members of the SMG-II Group and hold them harmless against any income or franchise taxes resulting from the Distribution, including, without limitation, any taxes imposed pursuant to or as a result of
  Section 311 of the Code.

            SECTION 2.  Miscellaneous.
                        -------------

            (a) This Agreement may only be terminated or amended by written agreement of the parties.

            (b) This Agreement shall be governed by the laws of New York.

            (c) For purposes of this Agreement, "tax" shall include interest, penalties and additions to tax associated therewith.





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            IN WITNESS WHEREOF, the parties have caused this
  Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    PATHMARK STORES, INC.

                                    By Joseph Adelhardt
                                       --------------------------



                                       Name:
                                       Title:

                                    PLAINBRIDGE, INC.

                                    By Joseph Adelhardt
                                       --------------------------
                                       Name:
                                       Title: